EXHIBIT 99.1

SmartFinancial, Inc. Announces Extension of Exchange Offer for 7.25% Fixed-to-Floating Rate Subordinated Notes due 2035

KNOXVILLE, Tenn., January 5, 2026 – SmartFinancial, Inc. (NYSE: SMBK) (“SmartFinancial”) announced today that it has extended its registered exchange offer to exchange up to $100.0 million aggregate principal amount of 7.25% Fixed-to-Floating Rate Subordinated Notes due 2035 that have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered 7.25% Fixed-to-Floating Rate Subordinated Notes due 2035, which were issued in a private placement on August 20, 2025.

The exchange offer, which had been scheduled to expire at 5:00 p.m., New York City time, on January 2, 2026, will now expire at 5:00 p.m., New York City time, on January 9, 2026, unless further extended by SmartFinancial. All other terms, provisions and conditions of the exchange offer will remain in full force and effect. As of January 2, 2026, $82.5 million aggregate principal amount of the outstanding notes have been tendered for exchange, representing 82.5% of the outstanding notes.

The terms of the exchange offer are set forth in a prospectus dated December 3, 2025, and the related letter of transmittal. Requests for assistance or for copies of documents related to the exchange offer, including the prospectus and the letter of transmittal, should be directed to the exchange agent, U.S. Bank Trust Company, National Association, at (800) 934-6802.

This news release is not an offer to buy or sell or the solicitation of an offer to buy or sell any of the securities described herein, nor shall there be any offer, solicitation, or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. A registration statement on Form S-4 relating to the exchange offer was declared effective by the Securities and Exchange Commission on December 1, 2025. The exchange offer is being made only pursuant to the terms of the exchange offer documents, including the prospectus dated December 3, 2025, and the related letter of transmittal.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the publicly-traded bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007 with branches across Tennessee, Alabama, and Florida. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have all contributed to the company’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Cautionary Note Regarding Forward-Looking Statements

This news release includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to the exchange offer and other matters. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond SmartFinancial’s control. SmartFinancial cautions you that the forward-looking statements presented in this news release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this news release. Forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized,” “target” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this news release include those identified in SmartFinancial’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this news release, and SmartFinancial does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	VP and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604